Exhibit 10.9

                          CONSULTING SERVICES AGREEMENT

         This Consulting Services Agreement ("Agreement"), dated March 1, 2004, is made by and between John Bonaventura ("Consultant"), and Crown Partners, Inc., a Nevada corporation ("Company").

         WHEREAS, Mr. Bonaventura has extensive background and experience in the area of business management and ;

         WHEREAS, Consultant shall perform certain services (as hereinafter defined) for Company on the terms and subject to the conditions set forth herein;

         WHEREAS, Company is a publicly held corporation with its common stock shares trading on the Over the Counter Bulletin Board under the ticker symbol "CRWP," and desires to further develop its business and future prospects through the consulting services rendered by Consultant; and

         WHEREAS, Company desires to engage Consultant to provide the Services (defined in Section 1 below) in its area of knowledge and expertise on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration for those services Consultant provides to Company, the parties agree as follows:

         1. SERVICES OF CONSULTANT. Consultant agrees to perform for Company the Services (defined below) as follows: Mr. Bonaventura shall act as advisor to the Company in the area of business management and public company operations. Mr. Bonaventura shall serve as the Company's interim president and be responsible for certain day-to-day operations of the Company from its Las Vegas, Nevada offices. Mr. Bonaventura may in the future take a position as a member of the Board of Directors of Crown Partners, Inc., pursuant to an appointment to an open board seat, if such shall exist, and shall serve so long as he is re-elected to the board position. Mr. Bonaventura shall introduce the Company to a potential business partner, Energy Ventures Organization, which is a start up company specializing in alternative fuel and clean fuel technologies. (the "Services").

                  A. REPRESENTATIONS AND WARRANTIES OF CONSULTANT TO COMPANY. Consultant hereby represents and warrants to Company that
                  Consultant will not engage in activities in connection with the offer or sale of securities of Company in a capital-raising transaction and will not directly or indirectly promote or maintain a market for Company's securities.

         2. CONSIDERATION. Company agrees to pay Consultant, as his fee and as consideration for services provided, forty thousand (40,000) shares of common stock of the Company, which shares shall be registered on Form S-8.

         A. ISSUANCE OF SECURITIES TO NATURAL PERSONS. Consultant hereby acknowledges, agrees and understands that the shares of common stock of the Company issued and registered on Form S-8 in connection with this Agreement shall be issued to the natural person performing the Services for Company.

         B. TRANSFER RESTRICTIONS. All certificates representing such shares shall be subject to such stock transfer orders, legends and other restrictions as Company may deem necessary or advisable.

         3. CONFIDENTIALITY. Each party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may not be disclosed to any other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party.

4. LATE PAYMENT. Company shall pay to Consultant all shares within fifteen (15) days of the execution date of this Agreement. Failure of Company to deliver the shares within fifteen (15) days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the Services provided by Consultant, and will be sufficient cause for immediate termination of this Agreement by Consultant.

5. INDEMNIFICATION.

         A. COMPANY. Company agrees to indemnify, defend, and shall hold harmless Consultant and/or his agents, and to defend any action brought against said parties with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action arises out of the negligence or willful misconduct of Company.

         B. CONSULTANT. Consultant agrees to indemnify, defend, and shall hold harmless Company, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

         C. NOTICE. In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6. TERMINATION AND RENEWAL.

         A.       TERM.  This Agreement  shall become  effective on the date set
                  forth  above  and  shall   terminate   at  such  time  as  Mr.
                  Bonaventura no longer serves as an officer of the Company.

         B. TERMINATION. Either party may terminate this Agreement on thirty (30) calendar days written notice, or if prior to such action, the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of enforcing this Agreement.

         C. TERMINATION AND PAYMENT. Upon any termination or expiration of this Agreement, Company shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. And upon such termination, Consultant shall provide and deliver to Company any and all outstanding services due through the effective date of this Agreement.

7. MISCELLANEOUS.

         A. INDEPENDENT CONTRACTOR. This Agreement establishes an "independent contractor" relationship between Consultant and Company.

         B. RIGHTS CUMULATIVE; WAIVERS. The rights of each of the parties under this Agreement are cumulative. The rights of each of the parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

         C. BENEFIT; SUCCESSORS BOUND. This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

         D. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. There are no promises, agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

         E. ASSIGNMENT. Neither this Agreement nor any other benefit to accrue hereunder shall be assigned or transferred by either party, either in whole or in part, without the written consent of the other party, and any purported assignment in violation hereof shall be void.

         F. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by all the parties hereto.

         G. SEVERABILITY. Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

         H. SECTION HEADINGS. The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         I. CONSTRUCTION. Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

         J. FURTHER ASSURANCES. In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

         K. NOTICES. Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed to the last known address of the party.

         L. GOVERNING LAW. This Agreement shall be governed by the interpreted in accordance with the laws of the State of California without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of California in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

         M. CONSENTS. The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

         N. SURVIVAL OF PROVISIONS. The provisions contained in paragraphs 3, 5, 6, and 7 of this Agreement shall survive the termination of this Agreement.

         O. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on the date written above.

COMPANY:

CROWN PARTNERS, INC.

By : /s/ Charles Smith
Name: Charles Smith
Its: President

CONSULTANT:

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/s/ John Bonaventura
John Bonaventura